BOSTON OMAHA

2025 Financial Results

March 30, 2026

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This presentation by Boston Omaha Corporation contains "forward-looking statements," as defined in the Private Securities Litigation Reform Act of 1995. These statements, which express management's current views concerning future events, trends, contingencies or results, appear at various places in this presentation and use words like "anticipate," "assume," "believe," "continue," "estimate," "expect," "forecast," "future," "intend," "plan," "potential," "predict," "project," "strategy," "target" and similar terms, and future or conditional tense verbs like "could," "may," "might," "should," "will" and "would." For example, management may use forward-looking statements when addressing topics such as: the outcome of contingencies; changes in the Company's business strategies and methods of generating revenue; the development and performance of the Company's services and products; the expected impact of acquisitions and dispositions; the Company's effective tax rates; future actions by regulators; and the Company's cost structure, cash flows or liquidity.

Forward-looking statements are subject to inherent risks and uncertainties. Factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements include, among other things:

- economic, financial, political, and regulatory conditions (including slower GDP growth or recession, instability in the business sectors we serve and inflation), and factors that contribute to uncertainty and volatility, natural and man-made disasters, civil unrest, public health crises (e.g., pandemics), geopolitical uncertainty (including military conflict), and conditions that may result from legislative, regulatory, trade and policy changes;
- our ability to make acquisitions and dispositions and successfully integrate the businesses we acquire;
- competition by other companies;
- our ability to maintain adequate physical, technical and administrative safeguards to protect the security of confidential information and data, and the potential for a system or network disruption that results in regulatory penalties and remedial costs or improper disclosure of confidential information or data;
- our ability to attract, incentivize and retain key employees, especially in a competitive business environment;
- our significant equity investments in other companies, including Sky Harbour Group Corporation (NYSE:SKYH and SKYH.WS) and in other public and privately-held businesses;
- a decline in the demand for our products and services by our customers and other market participants;
- the ability of the Company, and its third-party service providers, to maintain adequate physical and technological infrastructure;
- the Company's ability to successfully recover from a disaster or other business continuity problem, such as an earthquake, hurricane, flood, civil unrest, terrorist attack, outbreak of pandemic or contagious diseases, security breach, cyber attack, data breach, power loss, telecommunications failure or other natural or man-made event;
- the level of merger and acquisition activity in the United States in each of our business segments;
- the level of our future cash flows and capital investments;
- the continuously evolving regulatory environment in the United States affecting each of our businesses and the products they offer, and our compliance therewith; and
- the impact of changes in applicable tax or accounting requirements on the Company.

The factors noted above are not exhaustive. The Company and its subsidiaries operate in a dynamic business environment in which new risks emerge frequently. Accordingly, the Company cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the dates on which they are made. The Company undertakes no obligation to update or revise any forward-looking statement to reflect events or circumstances arising after the date on which it is made, except as required by applicable law. Further information about the Company's businesses, including information about factors that could materially affect its results of operations and financial condition, is contained in the Company's filings with the SEC, including Item 1A, Risk Factors in our most recently filed Annual Report on Form 10-K as filed with the Securities and Exchange Commission on March 30, 2026.

COMPARISON OF ADJUSTED INFORMATION TO U.S. GAAP INFORMATION

This presentation includes Company financials on an as-reported basis. The Company also refers to and presents "Adjusted EBITDA" as the only non-GAAP financial measure within this presentation, for which additional disclosure is required as a "non-GAAP" measure within the meaning of Regulation G under the Securities Exchange Act of 1934.

The Company's use of this non-GAAP financial measure includes adjustments that reflect how management views our separately reported business segments. The Company believes the use of this non-GAAP financial measure provides useful supplemental information that enables investors to better compare the Company's performance across periods, and management also uses this measure internally to assess the operating performance of each of its business segments, to assess performance for employee compensation purposes and to decide how to allocate resources. However, investors should not consider the use of this non-GAAP financial measure in isolation from, or as a substitute for, the financial information that the Company reports. The Company's earnings releases, including its earnings release dated March 30, 2026, for the year ended December 31, 2025, contain financial measures calculated in accordance with GAAP that correspond to the non-GAAP financial measure included in this presentation. The Company's earnings releases are available on the Company's website at www.investor.bostonomaha.com/news.

Reconciliations of the use of this non-GAAP financial measure to the most comparable GAAP measure are provided in the appendix to this presentation.

2025 Highlights

BOSTON OMAHA

Link Media Outdoor	• Revenue growth of 1.5% YoY • Land cost of 18.5% • Highest ever Adjusted EBITDA of ~$18.0 million (up 2.1% YoY)
Boston Omaha Broadband	• ~8.4k new fiber passings / ~4.2k new fiber subscribers • ~$25.9 million in capital expenditures (~$5.2 million related to fiber passings completed during 2024 and fixed wireless expenditures) • Adjusted EBITDA of ~$9.5 million (~$13.3 million excluding Fiber Fast Homes)
General Indemnity Group	• Revenue growth of 14.2% YoY • Loss ratio of 28.7% mainly due to larger claim payments and increased reserves on outstanding contract bonds • Adjusted EBITDA of ~($0.7) million
Boston Omaha Asset Management	• ~$5.6 million in distributions to Boston Omaha Corporation
Investment in Sky Harbour Group	• Unrealized loss of ~$17.6 million related to SKYH warrants • Equity method income of ~$6.6 million related to SKYH Class A common stock • Realized gain of ~$4.1 million on sale of 730,095 shares of SKYH Class A common stock
Corporate	• During 2025, we repurchased 444,753 shares of our Class A common stock for a total cost of approximately $5.8 million

Business Unit Updates

Link Media Outdoor

Outdoor Advertising

BOSTON OMAHA

($M)	2025	2024	YoY Growth
Revenue	$45.9	$45.2	1.5%
Land cost % (1)	18.5%	18.3%	0.2%
Gross margin %	67.4%	65.7%	1.7%
Net income	$7.2	$6.9	4.6%
Adjusted EBITDA (2)	$18.0	$17.6	2.1%

1. Land costs as a percentage of revenue.
2. Adjusted EBITDA is defined as net income (loss) before income tax expense (benefit), noncontrolling interest in subsidiary income (loss), interest expense, interest and dividend income, depreciation, amortization, accretion, gain or loss on disposition of assets, and other investment income (loss).

Highlights

- Overall YoY revenue growth of 1.5%. Revenue grew 2.7% YoY in the 2nd half of 2025.
- Employee costs increased by $809k in 2025 compared to 2024 due to changes to Link's management compensation structure. The increase was partially offset by $686k in savings in commission expense.
- Record level of Adjusted EBITDA in 2025.

Key Metrics	2025	2024
Debt to EBITDA ratio (3)	1.9x	2.0x
Structure and face count (4)	~3.9k / ~7.5k	~4.0k / ~7.6k
Digital faces	109	104

3. Consolidated leverage ratio as defined in Link's credit agreement which was most recently amended on October 20, 2025.
4. Reduction driven by loss of structures due to storms and the removal of uneconomical structures over time.

Boston Omaha Broadband

AireBeam, InfoWest and Utah Broadband

BOSTON OMAHA

($M)	2025	2024	YoY Growth
Revenue	$38.4	$37.6	*2.1%*
Gross margin %	80.5%	79.9%	*0.6%*
Net loss [5]	($0.3)	($0.2)	*($0.1)*
Adjusted EBITDA [5,6]	$13.3	$11.1	*20.2%*
Capital Expenditures [7]	$20.6	$22.9	*(10.0)%*

5. Includes allocation of broadband parent company overhead expenses.
6. Adjusted EBITDA is defined as net income (loss) before income tax expense (benefit), noncontrolling interest in subsidiary income (loss), interest expense, interest and dividend income, depreciation, amortization, accretion, gain or loss on disposition of assets, and other investment income (loss).
7. Includes capital expenditures of $1.9 million and $2.3 million recognized during 2025 related to fiber passings completed during 2024 and fixed wireless related capital expenditures, respectively.

Highlights

- ~7.8k new fiber passings and ~2.7k new fiber subscribers in 2025.
- Reduced employee costs and G&A by ~$1.4M in 2025 compared to 2024.
- Continue to focus on developing strategic partnerships and driving cost efficiencies across all three businesses.

Key Metrics	2025	2024
Fixed wireless subscribers	29.6k	31.2k
Fiber subscribers	15.1k	12.4k
Fiber passings	39.6k	31.8k
Debt to EBITDA ratio	1.1x	0.3x

Boston Omaha Broadband

Fiber Fast Homes – Greenfield Fiber New Homes Division

BOSTON OMAHA

($M)	2025	2024	*YoY Growth*
Revenue	$2.8	$1.5	*89.6%*
Gross margin %	20.8%	(28.1)%	*48.9%*
Net loss [8]	($5.8)	($7.3)	*20.6%*
Adjusted EBITDA [8,9]	($3.8)	($5.3)	*27.8%*
Capital Expenditures [10]	$5.3	$6.6	*(19.7)%*

8. Includes allocation of broadband parent company overhead expenses.
9. Adjusted EBITDA is defined as net income (loss) before income tax expense (benefit), noncontrolling interest in subsidiary income (loss), interest expense, interest and dividend income, depreciation, amortization, accretion, gain or loss on disposition of assets, and other investment income (loss).
10. Includes capital expenditures of $1.0 million recognized during 2025 related to fiber passings completed during 2024.

Highlights

- ~0.6k new fiber passings and ~1.5k new fiber subscribers during 2025.
- Working to continue growing subscriber base while integrating costs to lower burn rate.
- The team continues to work on sourcing additional contracted backlog in geographies where we can obtain scale.

Key Metrics	2025	2024
Fiber subscribers	4.8k	3.3k
Fiber passings	8.7k	8.1k
HOA & Joint Venture Backlog [11]	8.8k	7.6k
Debt to EBITDA ratio	-	-

11. Contracted backlog passings/subscribers available to us at present which we may or may not complete depending on a host of factors.

General Indemnity Group

Surety Insurance

BOSTON OMAHA

($M)	2025	2024	YoY Growth
Gross written premium	$29.2	$26.4	*10.6%*
Revenue	$27.2	$23.9	*14.2%*
Loss ratio % [12]	28.7%	16.1%	*12.6%*
Gross margin %	47.0%	60.6%	*(13.6)%*
Operating (loss) income	($1.0)	$2.5	*($3.5)*
Net income	$1.1	$2.7	*($1.6)*
Adjusted EBITDA [13]	($0.7)	$2.8	*($3.5)*

12. Losses and loss adjustment expenses as a percentage of premiums earned at our UCS insurance company.
13. Adjusted EBITDA is defined as net income (loss) before income tax expense (benefit), noncontrolling interest in subsidiary income (loss), interest expense (income), depreciation, amortization, gain or loss on disposition of assets, equity in income (loss) of unconsolidated affiliates, and other investment income (loss).

Highlights

- Premiums earned at UCS increased 17.3% in 2025 compared to 2024.
- Increase in loss ratio during 2025 mainly related to larger claim payments and increased reserves on outstanding contract bonds.
- Professional fees increased by $629k in 2025 compared to 2024 due to several projects.
- Boston Omaha contributed ~$15M of SKYH shares to UCS during 2025.

Key Metrics ($M)	2025	2024
UCS surplus	$47.1	$40.7
UCS admitted assets	$82.1	$70.8

Investments

BOSTON OMAHA

($M)	GAAP Value (14)	Market Value (15)	Proceeds to Date (16)
Sky Harbour	$79.3	$109.7	$11.2
CB&T	$19.1		n/a
BOAM General Partner (17)	$3.4		$6.9
Build for Rent Fund	$4.1		$10.9
24th Street Funds	$3.1		$8.7
Other (18)	$3.9		$1.8

14. GAAP value as of December 31, 2025.
15. NYSE market value of 11,671,494 shares of Sky Harbour Class A common stock and 7,719,779 warrants as of December 31, 2025.
16. Includes distributions and sale proceeds from investments.
17. Includes management fees and promote earned to date at Boston Omaha Asset Management.
18. Includes MyBundle TV, Logic, and Breezeway.

Cash, Tax Assets, and Share Repurchase Authorization

Cash, Tax Assets, and Share Repurchase Program

BOSTON OMAHA

($M)	As of Dec. 31, 2025
Unrestricted cash [19]	$18.3
U.S. Treasury securities	$20.7
Total	$39.0
Net operating loss carry forwards [20]	$133.4
BOC share repurchase authorization remaining [21]	$19.5

19. Excludes United Casualty and Surety Insurance Company, 24th Street Funds and Build for Rent Fund.

20. Net operating loss carry forwards as of December 31, 2025.

21. $30 million Class A common stock repurchase program went into effect on or about November 18, 2025 and will terminate on December 31, 2026. During 2025, we repurchased 444,753 shares of our Class A common stock for a total cost of approximately $5.8 million. Subsequent to December 31, 2025, we repurchased 375,286 shares of our Class A common stock for a total cost of approximately $4.8 million.

Appendix

Non-GAAP Information

($M)

BOSTON OMAHA

Link Media Outdoor

	For the Twelve Months Ended December 31, 2025	For the Twelve Months Ended December 31, 2024	Change #
Net income	$ 7.2	$ 6.9	$ 0.3
Interest expense, net	1.5	1.4	0.1
Depreciation	5.3	5.2	0.2
Amortization	3.9	3.9	(0.0)
Accretion	0.2	0.2	(0.0)
(Gain) loss on disposition of assets	(0.1)	0.1	(0.1)
Adjusted EBITDA	$ 18.0	$ 17.6	$ 0.4

Boston Omaha Broadband

	For the Twelve Months Ended December 31, 2025	For the Twelve Months Ended December 31, 2024	Change #
Net loss	$ (6.1)	$ (7.4)	$ 1.3
Interest expense, net	0.6	0.0	0.6
Depreciation	11.4	9.1	2.3
Amortization	3.6	3.5	0.1
Accretion	0.0	0.0	(0.0)
Loss on disposition of assets	0.0	0.7	(0.6)
Noncontrolling interest	0.0	-	0.0
Adjusted EBITDA	$ 9.5	$ 5.8	$ 3.7

General Indemnity Group

	For the Twelve Months Ended December 31, 2025	For the Twelve Months Ended December 31, 2024	Change #
Net income	$ 1.1	$ 2.7	$ (1.6)
Depreciation	0.2	0.2	0.0
Amortization	0.2	0.2	(0.0)
Other investment income	(0.3)	(0.2)	(0.1)
Equity in income of unconsol. affiliates	(1.9)	-	(1.9)
Adjusted EBITDA	$ (0.7)	$ 2.8	$ (3.5)